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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" in this Registration Statement (Form S-3 ASR) and related Prospectus of Fluor Corporation for the registration of its debt securities, common stock, preferred stock, depositary shares, warrants, purchase contracts and units and to the incorporation by reference therein of our report dated February 20, 2018 (except for Note 17, as to which the date is August 2, 2018), with respect to the consolidated financial statements of Fluor Corporation included in its Current Report on Form 8-K dated August 2, 2018 and our report dated February 20, 2018, with respect to the effectiveness of internal control over financial reporting of Fluor Corporation, included in its Annual Report (Form 10-K) for the year ended December 31, 2017, both filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
Dallas, Texas August 2, 2018

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm